U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

GRAND PERFECTA, INC.

(Exact name of registrant as specified in its charter)

000-55423

(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	46-1779352 (IRS Employer Identification No.)

21st Floor, South Tower, New Pier Takeshiba
1-16-1, Kaigan, Minato-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-3436-4577

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the process of completing and auditing the financial statements of Grand Perfecta, Inc. (“we”, “our”, “us”, “Grand Perfecta”, or the “Company”) for the fiscal year ended July 31, 2015, an error was discovered that has a significant impact on our previously issued financial information contained in the Registration Statement on Form 10 (Amendment No. 2) filed with Securities and Exchange Commission (SEC) June 15, 2015 (the “Form 10”), and in the report on Form 10-Q for the interim period ended April 30, 2015, filed with the SEC on June 15, 2015 (the “Form 10-Q”). The erroneous financial statements included in these filings are the audited financial statements for the fiscal years ended July 31, 2014 and 2013, the unaudited financial statements for the interim periods ended January 31, 2015 and 2014, and the unaudited financial statements for the interim periods ended April 30, 2015 and 2014 (collectively the “Prior Financial Statements”).

The Board of Directors of the Company, in consultation with its outside advisors and management, concluded that the Prior Financial Statements should not be relied upon due to errors in the recording of a liability and payments arising from a guarantee obligation incurred for a third party.

In December 2009 LinkBit Consulting Co, Ltd. (“LBC”) entered into a verbal agreement to act as guarantor on a loan made by Sakura Corporation (“Sakura”) to T & M Inc. (“T&M”). T&M subsequently defaulted on its payment obligations under the loan, and LBC began making interest payments in 2011 and adopted a practice of expensing the payments as an interest expense in its statement of operations; it did not, however, record on its balance sheet the liability for the total amount of the guarantee obligation. All this occurred well before LBC became a wholly-owned subsidiary of the Company and before LBC became subject to generally accepted accounting principles in the United States (“GAAP”).

Accordingly, liabilities on the balance sheets of the Company included in the Prior Financial Statements were understated by the unrecorded guarantee obligation, which is approximately $436,800 at April 30, 2015, $518,500 at January 31, 2015, $774,200 at July 31, 2014, and $1,020,000 at July 31, 2013. Furthermore, interest expense recorded in the consolidated statements of operations that was actually principal payments on the guaranteed debt resulted in an overstatement of interest expense of approximately $237,600 for the nine months ended April 30, 2015, $162,000 for the six months ended January 31, 2015, $207,900 for the fiscal year ended July 31, 2014, and $-0- for the fiscal year ended July 31, 2013.

We plan to file amendments to the Form 10 and Form 10-Q to restate the Prior Financial Statements and correct the error, and estimate those filings will be completed within the next two weeks.

In an email from our independent auditors, HJ & Associates, LLC (“HJ”), sent to us on October 28, 2015 in Japan (still October 27, 2015, in the USA), HJ advised us of its determination that the Prior Financial Statements should be restated to correct the error and requesting the Company file a non-reliance Form 8-K with the SEC. We agree with HJ’s conclusion, and as a result we are filing this Form 8-K and taking steps to restate the Prior Financial Statements.

Item 9.01 Financial Statements and Exhibits.

Included with this filing as Exhibit 99.1 is the letter from HJ & Associates, LLC, our independent auditors, required by Item 4.02(c)(2) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grand Perfecta, Inc.

Date: November 2, 2015	By:	/s/ Masashi Takegaki
Masashi Takegaki, Chief Financial Officer